UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 25, 2007

EESTech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 S. Highway 98, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (928) 636-6255

(former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17  CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

On July 25, 2007, EESTech, Inc. (the “Company”) completed the acquisition of 50% of the outstanding ordinary shares of ComEnergy Pty. Ltd., an Australian company (“ComEnergy”). The ordinary shares were acquired from Commonwealth Scientific and Industrial Research Organisation, an Australian Government Research Agency (“CSIRO”) pursuant to a Share Sale Deed executed between the Company and CSIRO on June 1, 2007.

The sole asset of ComEnergy is the global Exclusive International License for the exploitation of the Hybrid Coal and Gas Turbine (“HCGT”) Technology (the “License”). For a further description of the License and the HCGT, please see the Company’s recent quarterly report filed with the Securities and Exchange Commission on Form 10-QSB on August 13, 2007.

Prior to March 2007, ComEnergy had issued a partial sub-license of the License to Methgen, Inc., a wholly-owned subsidiary of the Company. Effective as of March 27, 2007, this partial sub-license of the License was terminated by ComEnergy.

The Company paid total cash consideration of AUD 300,000 for the ordinary shares of ComEnergy (approx. USD 255,000 as of July 25, 2007).

Item 9.01 Financial Statements and Exhibits.

(d)	Other Exhibits

2.1	Share Sale Deed dated June 1, 2007 between the Company and CSIRO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTech, Inc.

Date: September 7, 2007
By: /s/ Ian Hutcheson
Name: Ian Hutcheson
Title: Chief Financial Officer